EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-32805) of Waste Management, Inc. and to the incorporation by reference therein of our reports dated February 10, 2004, with respect to the consolidated financial statements and schedule of Waste Management, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas	Ernst & Young LLP
May 25, 2004